UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

INDEPENDENCE REALTY TRUST, INC.

(Exact Name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Liberty Place

50 S. 16th Street, Suite 3575

Philadelphia, Pennsylvania 19102

(Address of Principal Executive Offices)

(267) 270-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

Independence Realty Trust, Inc. (the “Company”) previously commenced an “at the market” offering under which the Company may, through its sales agents, offer and sell over a period of time and from time to time shares of the Company’s common stock having an aggregate offering price of up to $150 million (the “Shares”), as described in the Company’s prospectus supplement, dated November 13, 2017 (the “Prospectus Supplement”), to the prospectus, dated November 9, 2017, which forms part of the registration statement on Form S-3 (No. 333-218130) (the “Registration Statement”).

Pursuant to Rule 412 of Regulation C under the Securities Act of 1933, as amended, the Company is filing the information included in Exhibit 99.1 (incorporated by reference herein) to this Current Report on Form 8-K for the purpose of replacing the disclosure under the heading “Material U.S. Federal Income Tax Considerations” filed as Exhibit 99.1 to the Company’s Annual Report on Form 10-K, which forms part of the Registration Statement. Additionally, the disclosure under the heading “Legal Matters” that appears on page S-7 of the Prospectus Supplement is hereby restated and superseded in its entirety to read as follows:

The legality of the securities to be offered hereby has been passed upon for us by Pepper Hamilton LLP. Certain legal matters will be passed upon for the sales agents by Hogan Lovells US LLP.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
5.1	Opinion of Pepper Hamilton LLP as to legality of the common shares
8.1	Opinion of Pepper Hamilton LLP as to tax matters
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 8.1)
99.1	Material U.S. Federal Income Tax Considerations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE REALTY TRUST, INC.

Date: June 8, 2018

By: /s/ James J. Sebra

Name:  James J. Sebra

Title:    Chief Financial Officer and Treasurer